Exhibit 1.1

STONEMOR PARTNERS L.P.

(a Delaware limited partnership )

1,500,000 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: September 16, 2010

STONEMOR PARTNERS L.P.

(a Delaware limited partnership)

1,500,000 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

September 16, 2010

RAYMOND JAMES & ASSOCIATES, INC.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with Raymond James & Associates, Inc. (the “Underwriter”), with respect to (i) the sale by the Partnership, and the purchase by Underwriter, of 1,500,000 common units representing limited partner interests of the Partnership (“Common Units”) and (ii) the grant by the Partnership to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 225,000 additional Common Units to cover overallotments, if any. The aforesaid 1,500,000 Common Units (the “Initial Units”) to be purchased by the Underwriter and all or any part of the 225,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are hereinafter called, collectively, the “Units.”

The Partnership conducts its operations through StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”). StoneMor GP LLC, a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”). Each of the entities listed on Schedule D hereto are referred to collectively as the “Operating Subsidiaries” and individually, as an “Operating Subsidiary.” The Operating Subsidiaries identified as limited liability companies on Schedule D are referred to collectively as the “Operating LLCs.” The Operating Subsidiaries identified as corporations on Schedule D are referred to collectively as the “Operating Corporations.” The General Partner, the Partnership and the Operating Company are referred to herein collectively as the “StoneMor Parties.” The StoneMor Parties and the Operating Subsidiaries are referred to collectively as the “Partnership Entities.”

In connection with the transactions described herein, the Partnership, the General Partner, the Operating Company and certain of its subsidiaries expect to enter into an amendment to the existing Amended and Restated Credit Facility (the “Amended and Restated Credit Facility”) dated August 15, 2007, by and among the Operating Company, as Borrower, various subsidiaries thereof as additional Borrowers, the Partnership and the General Partner, as Guarantors, Bank of America, N.A., as administrative agent, swingline lender and L/C issuer, and the other lenders named therein to become effective upon the consummation of the offering of the Initial Units. Any reference herein to the “Amended and Restated Credit Facility” shall be deemed to refer to the Amended and Restated Credit Facility existing at the date of this Agreement or the Date of Delivery as applicable.

In connection with the transactions described herein, the Partnership, the General Partner, the Operating Company and certain of its subsidiaries expect to enter into an amendment to the existing Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) dated as of August 15, 2007, to become effective upon the consummation of the offering of the Initial Units. Any reference herein to the “Note Purchase Agreement” shall be deemed to refer to the Note Purchase Agreement, existing at the date of this Agreement or the Date of Delivery, as applicable.

The amendment to the Amended and Restated Credit Facility and the amendment to the Note Purchase Agreement are herein collectively referred to as the “Transaction Documents.”

The General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement, the Operating LLCs Charter Documents and the Operating Corporations Charter Documents (in each case as defined below), as the same may be amended or restated at or prior to the Closing Time, are herein collectively referred to as the “Charter Documents.”

The Partnership understands that the Underwriter proposes to make a public offering of the Units as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-144453), including the related preliminary prospectus or prospectuses, which registration statement has been declared effective by the Commission in such form. Such registration statement covers the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations relating to the offering of the Units. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Units that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations (together with the related registration statement (the “Rule 462(b) Registration Statement”) increasing the availability under the Original Registration Statement (as defined below) filed by the Partnership pursuant to Rule 462(b) under the 1933 Act) is herein called the “Registration Statement.” The Registration Statement on Form S-3 (No. 333-144453) at the time it was initially filed with the Commission is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Units, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Next-Generation EDGAR System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the StoneMor Parties. The StoneMor Parties, jointly and severally, represent and warrant to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with the Underwriter, as follows:

(i) Compliance with Registration Requirements. The Partnership meets the registrant requirements for the use of Form S-3 to register under the 1933 Act the offer and sale of the Units as described in the Prospectus. Other than the Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Original Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the 1933 Act Regulations previously approved by the Underwriter). Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for supplemental information pursuant to Rule 418 under the 1933 Act has been complied with.

As of the date of this Agreement and as of any other applicable effective date of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the Closing Time (and if any Option Units are purchased, at each Date of Delivery) the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was or will be issued and at the Closing Time (and if any Option Units are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed pursuant to Rule 424(b), in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission by means of EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements made by the Partnership in the Prospectus and the General Disclosure Package, including any document incorporated by reference therein that has not been superseded or modified, within the coverage of Rule

175(b) of the 1933 Act, including (but not limited to) any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:57 p.m. (Eastern Time) on September 16, 2010.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and the preliminary prospectus dated September 14, 2010 deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the issuer notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter expressly for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, as amended (the “1934 Act Regulations”), and when read together with the other information in the Prospectus, (a) as of the most recent effective date of the Registration Statement, (b) as of the Applicable Time, the Statutory Prospectus and (c) at the Closing Time (and if any Option Units are purchased, at each Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations during the periods covered by the financial statements on which they reported.

(iv) Financial Statements. The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries or the entities or the assets purported to be shown thereby on the basis stated therein at the dates indicated and the statement of operations, partners’ equity and statement of cash flows of the Partnership and its consolidated subsidiaries or of the entities or assets purported to be shown thereby for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The summary financial information included in the General Disclosure Package and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with that of the audited financial statements from which it has been derived.

(v) Formation and Qualification of the Partnership. The Partnership (A) has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) has all limited partnership power and authority necessary to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and the Transaction Documents, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; and the Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse change on the consolidated financial position, partners’ equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability.

(vi) Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company (A) has been duly organized and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (B) has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and the Transaction Documents, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; the General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, as described in the General Disclosure Package and the Prospectus, and each of the General Partner and the Operating Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

(vii) Formation and Qualification of the Operating Corporations. Each of the Operating Corporations (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and (B) has all corporate power and authority necessary to own, lease and operate its properties and to conduct its business, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; each of the Operating Corporations is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

(viii) Formation and Qualification of the Operating LLCs. Each of the Operating LLCs (A) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, and (B) has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business, in each case in clause (B) in all material respects as described in the General Disclosure Package and the Prospectus; each of the Operating LLCs is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

(ix) Ownership of the General Partner Interest in the Partnership. The General Partner has a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Time and each Date of Delivery, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except restrictions on transferability as described in the General Disclosure Package, the Partnership Agreement and the Prospectus).

(x) Ownership of the General Partner. CFSI LLC, a Delaware limited liability company (“CFSI LLC”) is the sole Class A member of the General Partner and owns 100% of the outstanding Class A membership interests in the General Partner, and Lawrence Miller, William R. Shane, Michael L. Stache and Robert Stache (such individuals referred to herein as “Management”) are the only Class B members of the General Partner and each member of Management owns 30%, 30%, 20% and 20% respectively, of the outstanding Class B membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Time or each Date of Delivery, the “General Partner Operating Agreement”) and are fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-303, 18-607 or 18-804 of the Delaware LLC Act); and CFSI LLC and Management own such membership and profit interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for: (i) restrictions on transferability as described in the General Disclosure Package, the Prospectus or the General Partner Operating Agreement and (ii) the pledge of all of their respective membership interests and related dividend and distribution rights, together with all proceeds thereof, as collateral security for the indebtedness and other obligations of the General Partner under the General Partner’s line of credit with TD North Bank (the “GP Line of Credit”)).

(xi) Partnership Interests Outstanding. As of the date hereof (and prior to the issuance of the Initial Units), the issued and outstanding limited partner interests of the Partnership consist of 13,841,135 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement), and the General Partner owns all of the Incentive Distribution Rights, and CFSI LLC owns 2,119,891 Common Units; and all of such issued and outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and matters described in the General Disclosure Package and the Prospectus under the captions “Description of the Common Units — Limited Liability” and “Risk Factors — Risks Related to an Investment in Our Common Units — You may be required to repay distributions you have received from us.”); and the General Partner owns the Incentive Distribution Rights, free and clear of all liens, encumbrances, security interests, charges or claims (except as described in the General Disclosure Package and the Prospectus).

(xii) Valid Issuance of the Units. At the Closing Time, there will be issued to the Underwriter the Initial Units (assuming no purchase by the Underwriter of Option Units at the Closing Time); at the Closing Time or each Date of Delivery (as defined in Section 2 hereof), as the case may be, the Initial Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the General Disclosure Package and the Prospectus under the caption “Description of the Common Units—Limited Liability”; “Risk Factors — Risks Related to an Investment in Our Common Units — You may be required to repay distributions you have received from us.”).

(xiii) Ownership of the Operating Company. The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest is duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Time or at each Date of Delivery, the “Operating Company Operating Agreement”) and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-303, 18-607 or 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the General Disclosure Package and the Prospectus or liens created pursuant to the Amended and Restated Credit Facility, the Note Purchase Agreement and related guarantee (the “Guarantee”) or the Operating Company’s Senior Secured Series B Notes (the “Series B Notes”) and Senior Secured Series C Notes (the “Series C Notes”)).

(xiv) Ownership of the Operating Corporations. The Operating Company directly or indirectly owns 100% of the outstanding capital stock of each Operating Corporation, provided that the non-profit cemeteries identified on Schedule E do not have any owners; all such stock is duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws of each Operating Corporation (collectively, the “Operating Corporations Charter Documents” and, as to each individual Operating Corporation, the “Operating Corporation Charter Documents”) and are fully paid (to the extent required under the applicable Operating Corporation Charter Document) and nonassessable; and the owners own all such stock free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the General Disclosure Package and the Prospectus or liens created pursuant to the Amended and Restated Credit Facility, the Note Purchase Agreement, the Guarantee, the Series B Notes or the Series C Notes).

(xv) Ownership of the Operating LLCs. The Operating Company directly or indirectly owns 100% of the outstanding membership interests of each Operating LLC, provided that the non-profit cemeteries identified on Schedule E do not have any owners; all such membership interests are duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each Operating LLC (collectively, the “Operating LLCs Charter Documents” and, as to each individual Operating LLC, the “Operating LLC Charter Document”) and are fully paid (to the extent required under the applicable Operating LLC Charter Document) and nonassessable (except as such nonassessability may be affected by the limited liability company laws applicable to such Operating LLC); and the owners own all such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the General Disclosure Package and the Prospectus or liens created pursuant to the Amended and Restated Credit Facility, the Note Purchase Agreement, the Guarantee, the Series B Notes or the Series C Notes).

(xvi) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights and except as described in the General Disclosure Package and the Prospectus, the General Partner does not own, and at the Closing Time and at each Date of Delivery will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company’s 100% direct or indirect ownership of the outstanding capital stock or limited liability company interest in each Operating Subsidiary except as set forth on Schedule D, neither the Partnership nor the Operating Company owns, and at the Closing Time and at each Date of Delivery, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(xvii) No Preemptive Rights, Registration Rights or Options. Except as described in the General Disclosure Package, the Prospectus or the Charter Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than as provided in the General Disclosure Package, the Prospectus or the Partnership Agreement or as have been waived. Except as described in the General Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company or (C) any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

(xviii) Authority and Authorization. The Partnership has all requisite partnership power and authority to (1) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement in accordance with and upon the terms and conditions set forth in the Partnership Agreement and (2) to enter into the Transaction Documents to which it is a party and to perform the transactions contemplated thereby to be performed by it. At the Closing Time and at each Date of Delivery, all corporate, partnership and limited liability company actions, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement or the Transaction Documents have been validly taken.

(xix) Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the StoneMor Parties.

(xx) Capitalization. As of June 30, 2010, the Partnership would have had, on the consolidated as adjusted basis indicated in General Disclosure Package and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

(xxi) Enforceability of Other Agreements. At or before the Closing Time and at each Date of Delivery:

(A) the General Partner Operating Agreement has been duly authorized, executed and delivered by CFSI LLC and will be a valid and legally binding agreement of CFSI LLC, enforceable against CFSI LLC in accordance with its terms;

(B) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the other parties thereto and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(C) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(D) each of the Transaction Documents will have been duly authorized, executed and delivered by the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries parties thereto and will be valid and legally binding agreements of the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries parties thereto, enforceable against the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries parties thereto in accordance with their respective terms;

provided that, with respect to each agreement described in Section (xxi), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(xxii) No Conflicts. Assuming the amendments to the Amended and Restated Credit Facility and Note Purchase Agreement are effective at or prior to the Closing Time, none of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities that are parties hereto and thereto, the consummation of the transactions contemplated hereby and thereby, and the use of proceeds from the sale of the Units as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership or certificate of formation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation generally applicable to the operation of cemeteries and funeral homes or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities (other than as described in the General Disclosure Package and the Prospectus or liens created pursuant to the Amended and Restated Credit Facility, the Note Purchase Agreement, the Guarantee, the GP Line of Credit, the Series B Notes or the Series C Notes), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) No Consents. Except for (i) the registration of the issuance or resale, as applicable, of the Units under the 1933 Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriter, (iii) such consents that have been, or prior to the Closing Time and each Date of Delivery will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the General Disclosure Package and the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units or in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities or the consummation of the transactions contemplated hereby and thereby.

(xxiv) No Default. None of the Partnership Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership or certificate of formation, or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation generally applicable to the operation of cemeteries and funeral homes or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Transaction Documents. To the knowledge of the StoneMor Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(xxv) Conformity to Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

(xxvi) No Material Adverse Change. No Partnership Entity has sustained, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any Partnership Entity or any material adverse change, or any development involving, or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ equity, members’ equity, results of operations, business or prospects of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus. Since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, taken as a whole otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(xxvii) No Labor Dispute. Except as disclosed in the General Disclosure Package and the Prospectus, no labor dispute with the employees of any Partnership Entity exists or, to the knowledge of each StoneMor Party, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(xxviii) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the StoneMor Parties, threatened against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein and are not described as required which might result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or by the Transaction Documents; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits that have not been described or filed as required.

(xxix) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xxx) Permits. Each of the Partnership Entities has, or at the Closing Time or at each Date of Delivery will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package or the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the General Disclosure Package and the Prospectus, each of the Partnership Entities has, or at the Closing Time or at each Date of Delivery will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the General Disclosure Package and the Prospectus, none of such permits contains, or at the Closing Time or at each Date of Delivery will contain, any restriction that is materially burdensome to the Partnership Entities considered as a whole.

(xxxi) Title to Properties. At the Closing Time and at each Date of Delivery, the Operating Company and the Operating Subsidiaries will have good and marketable title to all real property and good title to all personal property described in the General Disclosure Package and the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, in each case free and clear of all liens, claims, security interests and other encumbrances except (i) as described, and subject to the limitations contained, in the General Disclosure Package and the Prospectus, (ii) that arise under the Amended and Restated Credit Facility, the Note Purchase Agreement, the Guarantee, the Series B Notes or the Series C Notes, and (iii) as do not materially affect the value of all such properties taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are or will be held or to be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the General Disclosure Package or the Prospectus and are proposed to be used in the future as described in the General Disclosure Package or the Prospectus.

(xxxii) Investment Company. None of the Partnership Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxiii) Environmental Compliance. At the Closing Time and each Date of Delivery, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(xxxiv) Accounting Controls and Disclosure Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (I) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (II) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxv) Compliance with the Sarbanes-Oxley Act. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(xxxvi) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, officers, stockholders, customers or suppliers of any Partnership Entity on the other hand that is required to be described in the General Disclosure Package or the Prospectus and is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or other indebtedness by any Partnership Entity to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members.

(xxxvii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Units.

(xxxviii) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(xxxix) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Time and each Date of Delivery.

(xl) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

(xli) Foreign Corrupt Practices Act, Etc. No Partnership Entity, nor to the knowledge of the Partnership any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of any Partnership Entity, has used any partnership, limited liability company or corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership, limited liability company or corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlii) Not Ineligible Issuer. At each of (x) the earliest time after the filing of the Original Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units and (y) the Applicable Time, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act.

(xliii) Money Laundering Laws. The operations of the Partnership are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws” and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(xliv) OFAC. Neither the Partnership nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates. Any certificate signed by any officer of the General Partner on behalf of the Partnership delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Partnership to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Partnership at the price per unit set forth in Schedule A, the Initial Units.

(b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriter to purchase up to an additional 225,000 Common Units at the price per unit set forth in Schedule A. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Units upon notice by the Underwriter to the Partnership setting forth the number of Option Units as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Underwriter at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, New York, New York 10103, or at such other place as shall be agreed upon by the Representative and the Partnership, at 9:00 a.m. (Eastern time) on September 22, 2010, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriter payment of the purchase price for, and delivery of certificates for, such Option Units shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Underwriter at the above mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Partnership, on each Date of Delivery as specified in the notice from the Underwriter to the Partnership.

(d) Denominations; Registration. Certificates for the Initial Units and the Option Units, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. The certificates for the Initial Units and the Option Units, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Partnership. The Partnership covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriter immediately (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Units shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the General Disclosure Package or the Prospectus or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and 1934 Act Documents. The Partnership will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Units or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it was first filed) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Partnership will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Partnership has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Partnership will give the Underwriter notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits). The copy of the Original Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act Regulations, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Partnership will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Partnership will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Units) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Partnership will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriter, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds”.

(i) Listing. The Partnership will use its best efforts to effect and maintain the quotation of the Units on the NASDAQ Global Market.

(j) Restriction on Sale of Units. During a period of 90 days from the date of the Prospectus, the Partnership will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Prospectus, (D) any Common Units issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) the issuance by the Partnership of Common Units to sellers of assets or entities in connection with acquisitions by the Partnership Entities; provided that such sellers shall have executed substantially similar lock-up agreements for the unexpired term. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Underwriter or by the Partnership, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(l) shall restrict the Partnership from making any required filings under the 1934 Act or the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. Subject to Section 4(b), the StoneMor Parties will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriter, including any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriter, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Units, (ix) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the prior approval of the Partnership in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Partnership and any such consultants and (x) the filing fees incident to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Units, and (xi) the fees and expenses incurred in connection with the inclusion of the Units in the NASDAQ Global Market.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5A (other than pursuant to clause (m) thereof) or Section 9(a)(i) or (iii) hereof, the Partnership shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter; provided that the Partnership shall only make such reimbursement for a termination pursuant to Section 9(a)(iii) if the Underwriter has not terminated this Agreement pursuant to Section 9(a)(ii), Section 9(a)(iv), Section 9(a)(v) or Section 9(a)(vi) as well.

SECTION 5. Conditions of Underwriter and Partnership Obligations.

A. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Partnership contained in Section 1 hereof or in certificates of any officer of the General Partner on behalf of the Partnership or any subsidiary of the Partnership delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinion of Special Counsel for Partnership. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., special counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

(c) Opinion of Counsel for Partnership. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Blank Rome LLP, counsel for the Partnership regarding matters involving the laws of Delaware, Florida, New Jersey, New York and Pennsylvania, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

(d) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel llp, counsel for the Underwriter, with respect to the issuance and sale of the Units, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Underwriter may reasonably require in form and substance reasonably satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Partnership and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the Applicable Time or since the respective dates as of which information is given in the Prospectus and the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof with respect to the Partnership Entities are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Partnership Entities have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountant’s Comfort Letter from Deloitte & Touche LLP. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter from Deloitte & Touche LLP. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) NASDAQ Global Market. At Closing Time, the Partnership shall have provided the NASDAQ Global Market with all information as requested thereby relating to the offer and sale of the Units.

(i) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

(k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Partnership’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) Transaction Agreements. At the Closing Time, the Underwriter shall have received evidence reasonably satisfactory to it that (i) the amendment to the Note Purchase Agreement shall have become effective and (ii) the amendment to the Amended and Restated Credit Facility shall have become effective, in each case on terms and conditions as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Underwriter and which, in the reasonable judgment of the Underwriter, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Time on the terms and in the manner contemplated in the Prospectus.

All opinions, letters evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

(m) Conditions to Purchase of Option Units. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Partnership contained herein and the statements in any certificates furnished by the Partnership, any subsidiary of the Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Partnership. The favorable opinion of Vinson & Elkins L.L.P., special counsel for the Partnership, together with the favorable opinion of Blank Rome, counsel for the Partnership, each in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c).

(iii) Opinion of Counsel for Underwriter. The favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligation of the Underwriter to purchase the relevant Option Units, may be terminated by the Underwriter by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12 and 16 shall survive any such termination and remain in full force and effect.

B. The obligations of the Partnership to issue and sell the Units as provided herein shall be subject to the timely performance by the Underwriter of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Note Purchase Agreement. On or prior to the Closing Time, the amendment to the Note Purchase Agreement shall have become effective.

(b) Amended and Restated Credit Facility. On or prior to the Closing Time, the amendment to the Amended and Restated Credit Facility shall have become effective.

If any condition specified in this Section 5B is not fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Partnership by notice to the Underwriter at any time on or prior to the Closing Time, which termination shall be without liability on the part of any party to any other party, except as provided in Section 4 and except that Section 1, 6, 7, 8, 12 and 16 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter by the StoneMor Parties. The StoneMor Parties, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Partnership;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Partnership, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Partnership Entities, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriter on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership on the one hand and the Underwriter on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.

The relative fault of the Partnership on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the General Partner submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Partnership and (ii) delivery of and payment for the Units.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NASDAQ Global Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; provided that Sections 1, 6, 7, 8, 12 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by the Partnership.

If the Partnership shall fail at Closing Time or at the Date of Delivery to sell the number of Units that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Partnership from liability, if any, in respect of such default.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of General Counsel and notices to the Partnership shall be directed to it at 311 Veterans Highway, Suite B, Levittown, PA 19056, attention of William Shane.

SECTION 13. No Advisory or Fiduciary Relationship. The Partnership acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership, or its partners, creditors, employees or any other party, (c) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Partnership on other matters) and the Underwriter does not have any obligation to the Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Partnership has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriter with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the StoneMor Parties in accordance with its terms.

Very truly yours,

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

By:	/s/ William R. Shane
Name: William R. Shane
Title: Executive Vice President and Chief Financial Officer

STONEMOR GP LLC

By:	/s/ William R. Shane
Name: William R. Shane
Title: Executive Vice President and Chief Financial Officer

STONEMOR OPERATING LLC

By:	/s/ William R. Shane
Name: William R. Shane
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Thomas W. Mullins
Thomas W. Mullins
Authorized Signatory
Managing Director – Inv. Banking

SCHEDULE A

STONEMOR PARTNERS L.P.

1,500,000 Common Units Representing Limited Partner Interests

1. The public offering price per unit for the Units, determined as provided in said Section 2, shall be $24.00.

2. The purchase price per unit for the Units to be paid by the Underwriter shall be $22.90, being an amount equal to the public offering price set forth above less $1.10 per unit; provided that the purchase price per unit for any Option Units purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per common unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

Sch. A-1

SCHEDULE B

Filed pursuant to Rule 433
Issuer Free Writing Prospectus dated September 16, 2010
Relating to Preliminary Prospectus Supplement dated September 14, 2010
Registration Statement Nos. 333-144453 and 333-169435

STONEMOR PARTNERS L.P.

(NASDAQ: STON)

Offering: 1,500,000 Common Units

Overallotment Option: 225,000 Additional Common Units (30 days)

Public Offering Price: $24.00 per common unit

Proceeds, including general partner’s proportional capital contribution, net of underwriting discount and expenses: $34.3 million

Last Sale (9/16/10): $24.55

Trade Date: 9/17/10

Settlement Date: 9/22/10

CUSIP: 86183Q100

Underwriter: Raymond James & Associates, Inc.

The Issuer previously filed a registration statement (including a prospectus) on Form S-3, which became effective on December 7, 2007, and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site a www.sec.gov. Alternatively, the underwriter will arrange to send you the prospectus if you request it by calling Raymond James & Associates, Inc. at 1-727-567-2400.

Sch. B-1

SCHEDULE C

List of persons and entities subject to lock-up agreement

StoneMor GP LLC

Lawrence Miller

William R. Shane

Michael L. Stache

Robert Stache

Timothy Yost

Paul Waimberg

Allen R. Freedman

Peter K. Grunebaum

Robert B. Hellman, Jr.

Martin R. Lautman, Ph.D.

Fenton R. Talbott

Howard L. Carver

LDLM Associates, L.P.

Ten Twenty L.P.

Sch. C-1

SCHEDULE D

Alleghany Memorial Park LLC	LLC
Alleghany Memorial Park Subsidiary, Inc.	Corporation
Altavista Memorial Park LLC	LLC
Altavista Memorial Park Subsidiary, Inc.	Corporation
Arlington Development Company	Corporation
Augusta Memorial Park Perpetual Care Company	Corporation
Birchlawn Burial Park LLC	LLC
Birchlawn Burial Park Subsidiary, Inc.	Corporation
Cedar Hill Funeral Home, Inc.	Corporation
Cemetery Investments LLC	LLC
Cemetery Investments Subsidiary, Inc.	Corporation
Cemetery Management Services, L.L.C.	LLC
Cemetery Management Services of Mid-Atlantic States, L.L.C.	LLC
Cemetery Management Services of Ohio, L.L.C.	LLC
Chapel Hill Associates, Inc.	Corporation
Chapel Hill Funeral Home, Inc.	Corporation
CMS West LLC	LLC
CMS West Subsidiary LLC	LLC
Columbia Memorial Park LLC	LLC
Columbia Memorial Park Subsidiary, Inc.	Corporation
Cornerstone Family Insurance Services, Inc.	Corporation
Cornerstone Family Services of New Jersey, Inc.	Corporation
Cornerstone Family Services of West Virginia LLC	LLC
Cornerstone Family Services of West Virginia Subsidiary, Inc.	Corporation
Cornerstone Funeral and Cremation Services LLC	LLC
Covenant Acquisition LLC	LLC
Covenant Acquisition Subsidiary, Inc.	Corporation
Covington Memorial Funeral Home, Inc.	Corporation
Covington Memorial Gardens, Inc.	Corporation
Eloise B. Kyper Funeral Home, Inc.	Corporation
Forrest Lawn Memorial Chapel, Inc.	Corporation
Forrest Lawn Memory Gardens, Inc.	Corporation
Glen Haven Memorial Park LLC	LLC
Glen Haven Memorial Park Subsidiary, Inc.	Corporation
Henlopen Memorial Park LLC	LLC
Henlopen Memorial Park Subsidiary LLC	LLC
Henry Memorial Park LLC	LLC
Henry Memorial Park Subsidiary, Inc.	Corporation
Juniata Memorial Park LLC	LLC
KIRIS LLC	LLC
KIRIS Subsidiary, Inc.	Corporation
Lakewood/Hamilton Cemetery LLC	LLC
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Corporation
Lakewood Memory Gardens South LLC	LLC
Lakewood Memory Gardens South Subsidiary, Inc.	Corporation
Laurel Hill Memorial Park LLC	LLC
Laurel Hill Memorial Park Subsidiary, Inc.	Corporation
Laurelwood Holding Company	Corporation

Sch. D-1

Legacy Estates, Inc.	Corporation
Loewen [Virginia] LLC	LLC
Loewen [Virginia] Subsidiary, Inc.	Corporation
Lorraine Park Cemetery LLC	LLC
Lorraine Park Cemetery Subsidiary, Inc.	Corporation
Modern Park Development LLC	LLC
Modern Park Development Subsidiary, Inc.	Corporation
Oak Hill Cemetery LLC	LLC
Oak Hill Cemetery Subsidiary, Inc.	Corporation
Osiris Holding Finance Company	Corporation
Osiris Holding of Maryland LLC	LLC
Osiris Holding of Maryland Subsidiary, Inc.	Corporation
Osiris Holding of Pennsylvania LLC	LLC
Osiris Holding of Rhode Island LLC	LLC
Osiris Holding of Rhode Island Subsidiary, Inc.	Corporation
Osiris Management, Inc.	Corporation
Osiris Telemarketing Corp.	Corporation
Perpetual Gardens.Com, Inc.	Corporation
Plymouth Warehouse Facilities LLC	LLC
PVD Acquisitions LLC	LLC
PVD Acquisitions Subsidiary, Inc.	Corporation
Rockbridge Memorial Gardens LLC	LLC
Rockbridge Memorial Gardens Subsidiary Company	Corporation
Rolling Green Memorial Park LLC	LLC
Rose Lawn Cemeteries LLC	LLC
Rose Lawn Cemeteries Subsidiary, Incorporated	Corporation
Roselawn Development LLC	LLC
Roselawn Development Subsidiary Corporation	Corporation
Russell Memorial Cemetery LLC	LLC
Russell Memorial Cemetery Subsidiary, Inc.	Corporation
Shenandoah Memorial Park LLC	LLC
Shenandoah Memorial Park Subsidiary, Inc.	Corporation
Sierra View Memorial Park	Corporation
Southern Memorial Sales LLC	LLC
Southern Memorial Sales Subsidiary, Inc.	Corporation
Springhill Memory Gardens LLC	LLC
Springhill Memory Gardens Subsidiary, Inc.	Corporation
Star City Memorial Sales LLC	LLC
Star City Memorial Sales Subsidiary, Inc.	Corporation
Stephen R. Haky Funeral Home, Inc.	Corporation
Stitham LLC	LLC
Stitham Subsidiary, Incorporated	Corporation
StoneMor Alabama LLC	LLC
StoneMor Alabama Subsidiary, Inc.	Corporation
StoneMor Arkansas Subsidiary LLC	LLC
StoneMor California, Inc.	Corporation
StoneMor California Subsidiary, Inc.	Corporation
StoneMor Cemetery Products LLC	LLC
StoneMor Colorado LLC	LLC
StoneMor Colorado Subsidiary LLC	LLC

Sch. D-2

StoneMor Florida Subsidiary LLC	LLC
StoneMor Georgia LLC	LLC
StoneMor Georgia Subsidiary, Inc.	Corporation
StoneMor Hawaii LLC	LLC
StoneMor Hawaiian Joint Venture Group LLC	LLC
StoneMor Hawaii Subsidiary, Inc.	Corporation
StoneMor Holding of Pennsylvania LLC	LLC
StoneMor Illinois LLC	LLC
StoneMor Illinois Subsidiary LLC	LLC
StoneMor Indiana LLC	LLC
StoneMor Indiana Subsidiary LLC	LLC
StoneMor Iowa LLC	LLC
StoneMor Iowa Subsidiary LLC	LLC
StoneMor Kansas LLC	LLC
StoneMor Kansas Subsidiary LLC	LLC
StoneMor Kentucky LLC	LLC
StoneMor Kentucky Subsidiary LLC	LLC
StoneMor Michigan LLC	LLC
StoneMor Michigan Subsidiary LLC	LLC
StoneMor Missouri LLC	LLC
StoneMor Missouri Subsidiary LLC	LLC
StoneMor North Carolina LLC	LLC
StoneMor North Carolina Funeral Services, Inc.	Corporation
StoneMor North Carolina Subsidiary LLC	LLC
StoneMor Ohio LLC	LLC
StoneMor Ohio Subsidiary, Inc.	Corporation
StoneMor Oregon LLC	LLC
StoneMor Oregon Subsidiary LLC	LLC
StoneMor Pennsylvania LLC	LLC
StoneMor Pennsylvania Subsidiary LLC	LLC
StoneMor Puerto Rico LLC	LLC
StoneMor Puerto Rico Subsidiary LLC	LLC
StoneMor South Carolina LLC	LLC
StoneMor South Carolina Subsidiary LLC	LLC
StoneMor Tennessee Subsidiary, Inc.	Corporation
StoneMor Washington, Inc.	Corporation
StoneMor Washington Subsidiary LLC	LLC
Sunset Memorial Gardens LLC	LLC
Sunset Memorial Gardens Subsidiary, Inc.	Corporation
Sunset Memorial Park LLC	LLC
Sunset Memorial Park Subsidiary, Inc.	Corporation
Temple Hill LLC	LLC
Temple Hill Subsidiary Corporation	Corporation
The Valhalla Cemetery Company LLC	LLC
The Valhalla Cemetery Subsidiary Corporation	Corporation
Tioga County Memorial Gardens LLC	LLC
Virginia Memorial Service LLC	LLC
Virginia Memorial Service Subsidiary Corporation	Corporation
WNCI LLC	LLC
W N C Subsidiary, Inc.	Corporation

Sch. D-3

Wicomico Memorial Parks LLC	LLC
Wicomico Memorial Parks Subsidiary, Inc.	Corporation
Willowbrook Management Corp.	Corporation
Woodlawn Memorial Park Subsidiary LLC	LLC

Sch. D-4

SCHEDULE E

Bethel Cemetery Association	Non-profit Corporation
Beth Israel Cemetery Association of Woodbridge, New Jersey	Non-profit Corporation
Clover Leaf Park Cemetery Association	Non-profit Corporation
Crown Hill Cemetery Association	Non-profit Corporation
Highland Memorial Park, Inc.	Non-profit Corporation
Hillside Memorial Park Association, Inc.	Non-profit Corporation
Locustwood Cemetery Association	Non-profit Corporation
Northlawn Memorial Gardens	Non-profit Corporation
Ohio Cemetery Holdings, Inc.	Non-profit Corporation

Sch. E-1

Exhibit A

FORM OF OPINION OF PARTNERSHIP’S SPECIAL COUNSEL

TO BE DELIVERED BY VINSON & ELKINS L.L.P. PURSUANT TO SECTION 5(b)

1. Formation and Qualification of Partnership. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all limited partnership power and authority necessary to own, lease or operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus.

2. Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all limited liability company power and authority necessary to own, lease or operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement, as the case may be, in each case in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus. The General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, in all material respects as described in the Registration Statement, the General Disclosure Package or the Prospectus.

3. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges and other claims (except as described in the Partnership Agreement, the Registration Statement, the General Disclosure Package or the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

4. Valid Issuance of the Units. The Units to be issued and sold to the Underwriter by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act and otherwise by matters described in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Description of the Common Units — Limited Liability” and “Risk Factors — Risks Related to an Investment in Our Common Units — You may be required to repay distributions that you have received from us”).

5. Ownership of the Operating Company. The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-303, 18-607 or 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges and other claims (except as described in the Registration Statement, the General Disclosure Package or the Prospectus) (i) in respect of which a financing statement under

Exhibit A-1

the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those created pursuant to the $150,000,000 aggregate principal amount of Senior Notes due 2017 issued by the Operating Company and certain indirect wholly owned subsidiaries of the Partnership, the Amended and Restated Credit Facility, the Note Purchase Agreement, the Guarantee, the Series B Notes or the Series C Notes.

6. No Preemptive Rights. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or the Operating Company, in each case pursuant to the Partnership Agreement or the Operating Company Operating Agreement or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units by the Partnership as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than as described in the Registration Statement, the General Disclosure Package or the Prospectus or provided in the Partnership Agreement or as have been waived.

7. Authority. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units to be issued and sold by the Partnership, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.

8. Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by the StoneMor Parties.

9. Enforceability of Other Agreements.

(a) The General Partner Operating Agreement has been duly authorized, executed and delivered by CFSI LLC and is a valid and legally binding agreement of CFSI LLC, enforceable against CFSI LLC in accordance with its terms;

(b) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner, and, assuming due authorization, execution and delivery by the other parties thereto is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(c) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided that, with respect to each agreement described in this paragraph 9, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

10. No Conflicts. Assuming the amendments to the Amended and Restated Credit Facility and Note Purchase Agreement are effective at or prior to the Closing Time, none of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by

Exhibit A-2

the StoneMor Parties, or the consummation of the transactions contemplated hereby (including the use of the proceeds from the sale of the Units by the Partnership as described in the General Disclosure Package or the Prospectus under the caption “Use of Proceeds”) will result in a breach, default or violation of (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the Charter Documents of any of the StoneMor Parties, or (ii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”) or federal law, which breaches, violations, defaults or liens, in the case of clause (ii), would reasonably be expected to have a Material Adverse Effect, or could materially impair the ability of any of the StoneMor Parties to perform their obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph 10 with respect to securities and other anti-fraud statutes, judgments, orders, rules or regulations.

11. No Consents. Except for (i) the registration under the 1933 Act of the issuance of the Units to be sold by the Partnership, (ii) such consents, approvals, authorizations, registrations or qualifications (each a “Consent”) as may be required under the 1934 Act and applicable state securities or blue sky laws in connection with the purchase and distribution of the Units by the Underwriter, as to which we express no opinion, (iii) such Consents that have been obtained, (iv) such Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no Consent of any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the StoneMor Parties or the consummation by the StoneMor Parties of the offering, issuance and sale of the Units.

12. Descriptions and Summaries. The statements in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Cash Distribution Policy” and “Description of the Common Units,” insofar as they purport to constitute descriptions of agreements or summaries of matters of law or legal conclusions are accurate in all material respects; and the Common Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package or the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy” and “Description of the Common Units.”

13. Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Partnership’s current report on Form 8-K filed on September 17, 2010 is confirmed and the Underwriter may rely upon such opinion as if it were addressed to them.

14. Effectiveness of Registration Statement. The Registration Statement was declared effective under the 1933 Act on December 7, 2007; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule; any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

15. Form of Registration Statement, General Disclosure Package and the Prospectus. The Registration Statement, the General Disclosure Package and the Prospectus (except for the financial statements and the notes and schedules thereto and the auditors’ reports thereon, and other financial and statistical data included in the Registration Statement, the General Disclosure Package or the Prospectus, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

Exhibit A-3

16. Investment Company. None of the StoneMor Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, representatives of the independent public accountants of the Partnership and representatives and legal counsel of the Underwriter, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent specified in paragraph 12 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that:

(A) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its most recent effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the General Disclosure Package (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of the Closing Time and each Date of Delivery contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) state that they express no opinion with respect to any permits to own or operate any real or personal property, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject and (F) with respect to the opinions expressed in paragraphs 1 and 2 as to the valid existence of each of the StoneMor Parties, base their opinions solely on certificates provided by the Secretary of State of the State of Delaware.

Exhibit A-4

Exhibit B

FORM OF OPINION OF COUNSEL FOR THE PARTNERSHIP

TO BE DELIVERED BY BLANK ROME LLP PURSUANT TO SECTION 5(c)

For purposes of this opinion, the General Partner, the Partnership, the Operating Company, and the Local Operating Subsidiaries are referred to herein, collectively, as the “StoneMor Entities” and each, individually, as a “StoneMor Entity.” Each of the entities to be listed on Annex I hereto under the column entitled “Entity” is referred to individually as a “Local Operating Subsidiary” and, collectively, the “Local Operating Subsidiaries.” The Local Operating Subsidiaries identified as corporations on Annex I hereto are referred to collectively, as the “Local Operating Corporations” and each, individually, as a “Local Operating Corporation.” The Local Operating Subsidiaries identified as limited liability companies on Annex I hereto are referred to collectively, as the “Local Operating LLCs” and each, individually, as a “Local Operating LLC.”

1. Existence of Local Operating Subsidiaries. Each Local Operating Corporation identified as a Pennsylvania corporation on Annex I hereto is a corporation subsisting under the laws of the Commonwealth of Pennsylvania, and each Local Operating LLC identified as a Pennsylvania limited liability company on Annex I hereto is a limited liability company subsisting under the laws of the Commonwealth of Pennsylvania. Each Local Operating Corporation identified as a Delaware corporation on Annex I hereto is a corporation validly existing and in good standing under the laws of the State of Delaware, and each Local Operating LLC identified as a Delaware limited liability company on Annex I hereto is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Each Local Operating Corporation identified as a New Jersey corporation on Annex I hereto is a corporation validly existing and in good standing under the laws of the State of New Jersey, and each Local Operating LLC identified as a New Jersey limited liability company on Annex I hereto is a limited liability company validly existing and in good standing under the laws of the State of New Jersey. Each Local Operating LLC identified as a Florida limited liability company on Annex I hereto is a limited liability company validly existing and has an active status under the laws of the State of Florida. Each Local Operating Subsidiary is qualified in the foreign jurisdictions listed opposite its name on Annex II.

2. Qualification of the General Partner, the Partnership and the Operating Company. The General Partner, the Partnership and the Operating Company are each in good standing under the laws of the State of Delaware. The General Partner is qualified and registered as a foreign limited liability company in the States of Florida and New Jersey and the Commonwealth of Pennsylvania. The Partnership and the Operating Company are each qualified and registered as a foreign limited liability company in the State of New Jersey and the Commonwealth of Pennsylvania.

3. Ownership of Local Operating Corporations. All stock of each Local Operating Corporation (other than the non-profit entities identified on Annex I hereto) has been duly authorized and is validly issued in accordance with the Local Operating Corporation Charter Documents of such Local Operating Corporation and is fully paid and nonassessable.

4. Ownership of Local Operating LLCs. All membership units of each Local Operating LLC have been duly authorized and are validly issued in accordance with the Local Operating LLC Charter Documents of such Local Operating LLC, and are fully paid to the extent required in the Local Operating LLC Charter Documents of such Local Operating LLC.

5. No Preemptive Rights. To such counsel’s knowledge, except as described in the Registration Statement, the General Disclosure Package or the Prospectus and except for Common Units that may be issued in settlement of awards under the Partnership’s Long-Term Incentive Plan, as amended, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership or (B) any membership interests in the General Partner or the Operating Company.

Exhibit B-1

6. Power and Authority. Each StoneMor Entity that owns or holds properties or conducts business in the States of Delaware, Florida or New Jersey, or the Commonwealth of Pennsylvania, has all requisite corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold such properties, to be liable for its obligations and to conduct such business under the laws of such jurisdiction, in each case, in all material respects as described in the General Disclosure Package and Prospectus. Each StoneMor Entity that is a party to the Transaction Documents has all requisite corporate, limited liability company or limited partnership, as the case may be, power and authority to enter into the Transaction Documents and perform the transactions contemplated thereby.

7. Authorization, Execution and Delivery. Each of the Transaction Documents and the Underwriting Agreement has been duly authorized, executed and delivered by each of the Local Operating Subsidiaries that is a party thereto and that is identified on Annex I as an entity organized under the laws of the Commonwealth of Pennsylvania or the States of Delaware, New Jersey or Florida. The Partnership, the General Partner and the Operating Company have duly authorized, executed and delivered the Transaction Documents.

8. Enforceability of Other Agreements.

(a) The NPA Amendment governed by the laws of the State of New York is a valid and legally binding agreement of the StoneMor Entities party thereto, enforceable against such StoneMor Entities in accordance with its terms; and

(b) The Credit Amendment governed by the laws of the Commonwealth of Pennsylvania is a valid and legally binding agreement of the StoneMor Entities party thereto, enforceable against such StoneMor Entities in accordance with its terms.

With respect to each agreement described in this paragraph 8, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (B) public policy and applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing, and (C) the additional limitations, qualifications, exceptions and assumptions expressed herein.

9. No Conflicts. Assuming the Credit Amendment and NPA Amendment are effective at or prior to the Closing Time, none of the offering and issuance by the Partnership of the Units being delivered at the Closing Time, the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by the StoneMor Entities that are parties thereto, or the consummation of the transactions contemplated thereby (including the use of the proceeds from the issuance of the Units as described in the General Disclosure Package or the Prospectus, under the caption “Use of Proceeds”), will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the StoneMor Entities pursuant to, (i) the Local Operating Corporation Charter Documents or Local Operating LLC Charter Documents, (ii) any agreement, lease or other instrument known to us (excluding the General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement and the Indenture dated as of November 24, 2009 by and among the Partnership, the Operating Company, Cornerstone Family Services of West Virginia Subsidiary, Inc., Osiris Holding of Maryland Subsidiary, Inc., the guarantors named therein and Wilmington Trust Company,

Exhibit B-2

as trustee) to which any of the StoneMor Entities or their properties may be bound, (iii) any order, judgment, decree or injunction known to us of any court or governmental agency or body of the United States, the States of Delaware, Florida, New Jersey or New York, or the Commonwealth of Pennsylvania, to which any of the StoneMor Entities or any of their properties is subject, or (iv) laws generally applicable to the operation of cemeteries and funeral homes (“Applicable Law”) of the United States or the States of Delaware, Florida, New Jersey or New York, or the Commonwealth of Pennsylvania (other than any federal or state securities laws or broker/dealer laws of the foregoing jurisdictions, as to which we express no opinion), which breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the StoneMor Entities, taken as a whole, to perform their obligations under the Underwriting Agreement or the Transaction Documents or any documents related to the Transaction Documents to which they are a party. None of the performance of the Transaction Documents by the StoneMor Entities that are parties thereto, or the consummation of the transactions contemplated thereby will conflict with or result in a breach, default or violation of their certificate of limited partnership, limited partnership agreement, certificate of formation, operating or limited liability company agreement, certificate or articles of incorporation or bylaws, as applicable.

10. No Consents. Except for (i) such Consents required under the federal securities laws or state securities or “Blue Sky” laws, as to which we express no opinion, (ii) such Consents that have been obtained or made, (iii) such Consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of the transactions such as those contemplated by the Underwriting Agreement and the Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the transactions contemplated by the Underwriting Agreement or the Transaction Documents, or (iv) such Consents as disclosed in the General Disclosure Package and Prospectus, no consent, approval, authorization, or order of, or filing or registration with (“Consent”), any governmental authority under the Applicable Laws of the States of Delaware, Florida, New Jersey or New York, or the Commonwealth of Pennsylvania, is required in connection with the offering and issuance of the Units, the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by the StoneMor Entities that are parties thereto or the consummation by the StoneMor Entities of the transactions contemplated thereby.

11. Permits. To our knowledge, each of the StoneMor Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) required under Applicable Law to own its properties and operate its cemetery and funeral home businesses, subject to such qualifications as may be set forth in the General Disclosure Package or Prospectus and except for such Permits which (i) are of a routine or administrative nature or (ii) if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

12. Legal or Regulatory Proceedings. To our knowledge, there are no pending actions, suits or proceedings against the StoneMor Entities and none of the StoneMor Entities has received any notice of proceedings relating to the compliance with Cemetery/Funeral Home Laws which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have Material Adverse Effect. For purposes of this opinion letter, “Cemetery/Funeral Home Laws” means any laws, statutes, rules or regulations promulgated in the States of Delaware, Florida, New Jersey or the Commonwealth of Pennsylvania which relate to the operation of a cemetery company, the sale of cemetery goods on a pre-need or at-need basis, the establishment, funding or maintenance of a statutorily mandated trust with regard to such pre-need or at-need sales or perpetual care, the operation of a funeral home company or the sale of funeral home services.

Exhibit B-3

13. Descriptions in the Most Recent Preliminary Prospectus and Prospectus. The statements in the most recent preliminary prospectus and Prospectus under the caption “Business – Regulation” are accurate in all material respects.

Exhibit B-4

[Form of lock-up from directors, officers or other unitholders pursuant to Section 5(j)]

Exhibit C

September 16, 2010

RAYMOND JAMES & ASSOCIATES, INC.

880 Carillon Parkway

St. Petersburg, Florida 33716

Re:	Proposed Public Offering by StoneMor Partners L.P.

Dear Sirs:

The undersigned, an officer and/or director of StoneMor GP LLC, a Delaware limited liability company and the general partner (the “General Partner”) of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), understands that Raymond James & Associates, Inc. (“Raymond James”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership providing for the public offering (the “Offering”) of common units (the “Common Units”) representing limited partner interests in the Partnership. Capitalized terms used in this letter agreement and not otherwise defined herein, have the respective meanings given such terms in the Underwriting Agreement. In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Raymond James that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Raymond James, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Units”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Raymond James waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by Raymond James to the Partnership

Exhibit C-1

(in accordance with the terms of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Units except in compliance with the foregoing restrictions.

It is understood that, if the Partnership notifies Raymond James that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under letter agreement.

The undersigned understands that the Partnership and the Underwriter will proceed with the Offering in reliance on this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:

Print Name:

Exhibit C-2